Exhibit 99.1

ASPREVA AND ROCHE UPDATE CELLCEPT AGREEMENT

Aspreva Reaffirms Revenue Guidance of $245 Million for 2007

Victoria, B.C., Canada; August 28, 2007 - Aspreva Pharmaceuticals Corporation (NASDAQ: ASPV; TSX: ASV), today announced adjustments to the sales tracking methodology used as part of Aspreva’s CellCept agreement with Roche. These adjustments are intended to allow the methodology to more accurately track the use of CellCept in transplant indications. As a result of these modifications, it was also necessary to reset the baseline used in the calculation of royalty revenue to CHF 63 million for fiscal 2007. As per the CellCept agreement, this baseline is subject to an annual price index adjustment and is updated accordingly by Roche and Aspreva.

The changes made to the sales tracking methodology, combined with the adjustment to the baseline, are not expected to impact Aspreva’s revenue estimates for this year. As a result, Aspreva is maintaining previous guidance and expects revenue to be in excess of US$245 million for 2007.

Aspreva and Roche have also signed a separate agreement covering further development of CellCept. Through this agreement, Aspreva will contribute to clinical development work in lupus nephritis undertaken by Roche in China. In addition, Aspreva has also agreed to reimburse Roche for pre-market development activities undertaken outside the U.S., Canadian and major European markets. Pursuant to the agreement, Aspreva will incur a charge of US$20 million in the third quarter of 2007. The agreement does not provide for any additional payments.

“Since 2003, Aspreva and Roche have been collaborating to develop CellCept in autoimmune diseases. The agreements announced today demonstrate our continued commitment to this objective and underscore the ongoing benefits of our partnership for both organizations and patients around the world. The modification to our CellCept agreement is the fourth amendment that we have negotiated together since inception and as such it reflects our common vision and the continuing strength of our relationship,” said Dr. J. William Freytag, Chairman and Chief Executive Officer of Aspreva Pharmaceuticals.

To learn more about Aspreva, please visit www.aspreva.com.

About The CellCept Agreement
In July 2003, Aspreva acquired exclusive worldwide rights (excluding Japan) through 2017 to CellCept from Roche for the treatment of autoimmune diseases. CellCept is approved for marketing in the United States, European Union, Canada and other countries for the prevention of organ transplant rejection. Under the agreement, Aspreva is responsible for clinical development of CellCept for autoimmune diseases and will be responsible for sales and marketing upon receipt of regulatory approvals.

According to this agreement, Aspreva is entitled to a royalty based on an equal sharing of incremental net sales of CellCept in non-transplant indications above a negotiated baseline less a distribution fee, payable on a quarterly basis. This baseline is subject to an annual price index adjustment and is updated accordingly by Roche and Aspreva.

About Aspreva Pharmaceuticals
Aspreva is a global pharmaceutical company focused on identifying, developing, and, upon approval, commercializing evidence-based medicines for patients living with less common diseases. Aspreva common stock is traded on the NASDAQ Global Select Market under the trading symbol "ASPV" and on the Toronto Stock Exchange under the trading symbol "ASV". Learn more at www.aspreva.com.

About Roche
Headquartered in Basel, Switzerland, Roche is one of the world’s leading research-focused healthcare groups in the fields of pharmaceuticals and diagnostics. As the world’s biggest biotech company and an innovator of products and services for the early detection, prevention, diagnosis and treatment of diseases, the Group contributes on a broad range of fronts to improving people’s health and quality of life. Roche is the world leader in in-vitro diagnostics and drugs for cancer and transplantation, a market leader in virology and active in other major therapeutic areas such as autoimmune diseases, inflammation, metabolic disorders and diseases of the central nervous system. In 2006 sales by the Pharmaceuticals Division totaled 33.3 billion Swiss francs, and the Diagnostics Division posted sales of 8.7 billion Swiss francs. Roche has R&D agreements and strategic alliances with numerous partners, including majority ownership interests in Genentech and Chugai, and invests approximately 7 billion Swiss francs a year in R&D. Worldwide, the Group employs about 75,000 people. Additional information is available on the Internet at www.roche.com.

For further information please contact:

Sage Baker
VP, Investor Relations & Corporate Communications
Aspreva Pharmaceuticals
250-744-2488 ext. 84270
sbaker@aspreva.com

“Safe Harbor” Statement

This news release contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 and forward-looking information within the meaning of applicable securities laws in Canada (collectively, “forward-looking statements”). The words “anticipates”, “believes”, “budgets”, “could”, “estimates”, “expects”, “forecasts”, “intends”, “may”, “might”, “plans”, “projects”, “schedule”, “should”, “will”, “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements in this news release include, but are not limited to, statements about: our strategy, future operations, clinical trials, prospects and plans of management; our expectations regarding future revenues and expenses; the effects of CellCept on patients; our expectations with respect to our existing collaboration agreement with Roche for the development of CellCept in autoimmune indications; and our two phase III clinical programs underway with CellCept: lupus nephritis and pemphigus vulgaris.

With respect to the forward-looking statements contained in this news release, we have made numerous assumptions regarding, among other things: our ability to accurately forecast future revenues; our ability to predict the effects of CellCept on patients; our ability to continue our two phase III clinical programs underway with CellCept: lupus nephritis and pemphigus vulgaris; our ability to protect our intellectual property rights and to not infringe on the intellectual property rights of others; our ability to comply with applicable governmental regulations and standards; and our ability to succeed at establishing a successful commercialization program for any of our potential products.  Readers are cautioned that the plans, intentions or expectations disclosed in any forward-looking statements and underlying assumptions may not be achieved and that they should not place undue reliance on any forward-looking statement. Actual results or events could differ materially from the plans, intentions, expectations, and assumptions expressed or implied in any forward-looking statements as a result of numerous risks, uncertainties and other factors, including those relating to: difficulties or delays in the progress, timing and results of clinical trials and studies; difficulties or delays in obtaining regulatory approvals; the effects of further amendments to our CellCept collaboration with Roche; the FDA may determine that the design and planned analysis of our clinical trials do not adequately address the trial objectives in support of our regulatory submission; future sales of CellCept may be less than expected; our future operating results are uncertain and likely to fluctuate; we may not be able to develop and obtain regulatory approval for CellCept in the treatment of autoimmune indications and any future products in our targeted indications; we may not be able to establish marketing and sales capabilities and the costs of launching CellCept in the treatment of autoimmune indications and any future products for our targeting indications may be greater than anticipated; the risk that we may not sustain our profitability; our ability to attract and retain collaborations relating to the development and commercialization of new indications; competition from other pharmaceutical or biotechnology companies; our ability to raise additional financing required to fund further research and development, clinical studies, and obtain regulatory approvals, on commercially acceptable terms or at all; economic and capital market conditions; our ability to obtain and protect patents and other intellectual property rights; our ability to operate without infringing the intellectual property rights of others; our ability to comply with applicable governmental regulations and standards; currency exchange rates; and our ability to successfully attract and retain skilled and experienced personnel.

Although we have attempted to identify the important risks, uncertainties and other factors that could cause actual results or events to differ materially from those expressed or implied in the forward-looking statements, there may be other factors that cause actual results or events to differ from those expressed or implied in the forward-looking statements. For a more thorough discussion of the risks associated with our business, see the “Risk Factors” section in Aspreva’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007, filed with the U.S. Securities Exchange Commission on EDGAR at www.sec.gov and on SEDAR at www.sedar.com.  All forward-looking statements are qualified in their entirety by this cautionary statement and Aspreva undertakes no obligation to revise or update any forward-looking statements as a result of new information, future events or otherwise after the date hereof.